As filed with the Securities and Exchange Commission on May 15, 1998

                                                       Registration No. 33-98940

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                        POST-EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                        MICRO COMPONENT TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

            MINNESOTA                        3825                  41-0985960
(State or other jurisdiction       (Primary Standard Industrial (I.R.S. Employer
of incorporation or organization)  Classification Code Number)  Identification
                                                                    Number)

             2340 WEST COUNTY ROAD C, ST. PAUL, MINNESOTA 55113-2528
                                 (612) 697-1339
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

              ROGER E. GOWER, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        MICRO COMPONENT TECHNOLOGY, INC.
                             2340 WEST COUNTY ROAD C
                         ST. PAUL, MINNESOTA 55113-2528
                                 (612) 697-1339

(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                ----------------

                                   Copies to:

                             JAMES C. DIRACLES, Esq.
                               Best & Flanagan LLP
                              4000 U.S. Bank Place
                          Minneapolis, Minnesota 55402
                                 (612) 339-7121

                                ----------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

            If any of the Securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

                                ----------------

                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                             Proposed Maximum        Proposed Maximum           Amount of
Title of Each Class of Securities to     Amount to be       Offering Price Per           Aggregate          Registration Fee
be Registered                            Registered (1)         Unit (2)             Offering Price (2)          (2)(3)
-------------------------------------- ----------------- ---------------------- ------------------------ -----------------------
Common Stock ($.01 par value)              950,000              $7.00                 $11,900,000               $4,103.44
-------------------------------------- ----------------- ---------------------- ------------------------ -----------------------
Common Stock ($.01 par value)                 0                 $7.88                     $78,800                 $27.17
-------------------------------------- ----------------- ---------------------- ------------------------ -----------------------
                  Total                    950,000                                    $11,978,800               $4,130.61
-------------------------------------- ----------------- ---------------------- ------------------------ -----------------------


(1) 1,700,000 shares were included in the original Registration Statement and 10,000 shares were added by Amendment No. 1.

(2) Estimated solely for purpose of calculating the registration fee, based on the $7.00 closing sale price on October 30, 1995, and the $7.88 closing sale price on November 15, 1995.

(3) $4,103.44 was paid with the original Registration Statement and $27.17 was paid with Amendment No. 1.

                                ----------------

            The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                                   SIGNATURES


            Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Post-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on May 15, 1998.

                                     MICRO COMPONENT TECHNOLOGY, INC.'


                                     By:         /s/ Roger E. Gower
                                        ----------------------------------------
                                        Roger E. Gower
                                        President and Chief Executive Officer

            Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities indicated on May 15, 1998.

            Signature                   Capacity


/s/ Roger E. Gower                      President, Chief Executive Officer
-----------------------------           and Chairman of the Board
Roger E. Gower


/s/ Jeffrey S. Mathiesen                Vice President, Chief Financial
-----------------------------           Officer and Chief Accounting
Jeffrey S. Mathiesen                    Officer


        *                               Director
-----------------------------
David M. Sugishita


        *                               Director
-----------------------------
Patrick Verderico


        *                               Director
-----------------------------
D. James Guzy


*By:  /s/ Roger E. Gower
    -------------------------
      Roger E. Gower pursuant to
      power of attorney

The above-listed directors constitute a majority of the Board of Directors of the Company.